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                                                                     EXHIBIT 5.1

          [Form of Opinion of Ballard Spahr Andrews & Ingersoll, LLP]

            [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]


July __, 1999


CenterTrust Retail Properties, Inc.
3500 Sepulveda Boulevard
Manhattan Beach, California 90266

     Re: CenterTrust Retail Properties, Inc., a Maryland corporation (the "Company") - Registration Statement on Form S-3 (Registration No. 333- _____), pertaining to up to Nine Hundred Fifty Three Thousand Seven Hundred One (953,701) shares (the "Shares") of common stock, par value one cent ($0.01) per share ("Common Stock"), to be issued to certain holders (the "Selling Stockholders") of units of limited partnership interest (the "Units") in CT Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") upon exchange of such Units


Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about July __, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company, in its individual capacity and as the sole general partner of the Operating Partnership, in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and delivery of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and

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Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the
"Charter") as currently in effect, consisting of Articles of Amendment and Restatement filed with the SDAT on December 10, 1993 and Articles of Amendment filed with the SDAT on August 6, 1998. We have also examined the Amended and Restated Bylaws of the Company, the Agreement of Limited Partnership of the Operating Partnership dated December 27, 1993 (as amended, the "Partnership Agreement") and Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Shares have been issued or will be issued or transferred to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law, or in violation of the provisions of Section 2 of
Article VII of the Charter entitled "Restrictions on Ownership and Transfer".

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Shares have been duly reserved and authorized for issuance by all necessary corporate action on the part of the Company and when such Shares to be issued and delivered by the Company to the Selling Stockholders are issued and delivered in exchange of Units of the Operating Partnership, upon and subject to the terms and conditions set forth in the Partnership Agreement, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters".

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     The opinions expressed herein are limited to the laws of the State of
Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                      Very truly yours,